Doc Number382044.4
                                 EXHIBIT 23(ii)
                       Consent of Independent Accountants


We have issued our report dated February 13, 2002 on the financial statements of the Camco Financial & Subsidiaries Salary Savings Plan as of December 31, 2001 and 2000 and for the year ended December 31, 2001, which are incorporated within the Annual Report on Form 10-K for the year ended December 31, 2001 filed by Camco Financial Corporation (Camco). We hereby consent to the incorporation by reference of our report in Camco's Post-Effective Amendment No. 1 to Form S-8 (33-88072).


                                    /s/ Crowe, Chizek and Company LLP

Columbus, Ohio
March 22, 2002